SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             TELEHUBLINK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


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


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement
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



[TELEHUBLINK
   LOGO]

                             TELEHUBLINK CORPORATION
                              ONE TECHNOLOGY DRIVE
                                    SUITE 135
                          ANDOVER, MASSACHUSETTS 01810

                            SOLICITATION OF CONSENTS

To The Stockholders of
   TeleHubLink Corporation:

         The Board of Directors of TeleHubLink Corporation ("TeleHubLink" or the "Company") requests your consent in writing, without a meeting, to a proposed amendment to the Company's Certificate of Incorporation, as amended, to (i) increase the authorized common stock of the Company from 50,000,000 to 100,000,000 shares and (ii) authorize the issuance of up to 10,000,000 shares of preferred stock of the Company to be issued from time to time in such amounts and with such designations as may be authorized by the Board of Directors. Applicable law requires your approval for the proposed amendment.

         The Consent Solicitation Statement on the following page describes the matters being presented to the stockholders in this consent solicitation. Because this solicitation of written consents is in lieu of a meeting of stockholders, there will be no meeting of stockholders held in connection with the consent solicitation.

         YOUR BOARD HAS UNANIMOUSLY APPROVED, AND UNANIMOUSLY RECOMMENDED THAT YOU CONSENT TO, THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND THE AUTHORIZATION OF PREFERRED STOCK.

          Only holders of common stock of record as of the close of business on April 12, 2001 (the "Record Date") are entitled to receive the accompanying Consent Solicitation Statement and Consent card and to consent to the proposed amendment. Each stockholder is urged to sign, date and mail the accompanying Consent card as promptly as possible in the postage prepaid envelope enclosed to TeleHubLink's transfer agent, American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219.

                                             By Order of the Board of Directors,


                                             Carl M. Youngman
                                             Secretary

May 17, 2001
Andover, Massachusetts

                            YOUR CONSENT IS IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO ENSURE YOUR CONSENT BEING COUNTED, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND MAIL IT IN THE ENCLOSED ENVELOPE. ANY CONSENT GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE RECEIPT BY TELEHUBLINK'S TRANSFER AGENT OF UNREVOKED CONSENTS FROM THE HOLDERS OF A MAJORITY OF TELEHUBLINK'S COMMON STOCK. IF YOU HAVE ANY QUESTIONS ABOUT OUR CONSENT SOLICITATION OR ABOUT PROVIDING YOUR CONSENT, PLEASE CONTACT BRUCE YOUNG, PRESIDENT, AT (978) 682-1600.

[TELEHUBLINK
   LOGO]

                             TELEHUBLINK CORPORATION
                              ONE TECHNOLOGY DRIVE
                                    SUITE 135
                          ANDOVER, MASSACHUSETTS 01810

                         CONSENT SOLICITATION STATEMENT

GENERAL

         The Board of Directors of TeleHubLink Corporation ("TeleHubLink" or the "Company") hereby requests consent from the holders of the Company's common stock. Please indicate your consent by SIGNING, DATING and MAILING the enclosed consent card ("Consent") to the Company's transfer agent, American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219.

         This Consent Solicitation Statement and the accompanying form of Consent are first being mailed on or about May 17, 2001 to holders of record of common stock as of the close of business on April 12, 2001 (the "Record Date").

         Requests for information regarding this Consent Solicitation Statement may be directed to the attention of Bruce Young, President, at (978) 682-1600 or delivered in writing to the Company at its principal executive office located at One Technology Drive, Suite 135, Andover, Massachusetts 01810.

CONTENTS

         The Board of Directors of the Company has proposed an amendment to Article FOURTH of the Company's Certificate of Incorporation, as amended ("Certificate of Incorporation"), to increase the authorized common stock of the Company from 50,000,000 to 100,000,000 shares (the "Common Stock Amendment") and to authorize the issuance of up to 10,000,000 shares of preferred stock (the "Preferred Stock Amendment" and collectively with the Common Stock Amendment, the "Proposed Amendment"). See "Proposed Amendment -- Increase in Authorized Common Stock and Authorization of Preferred Stock."

         The General Corporation Law of Delaware requires that amendments to a corporation's certificate of incorporation be approved by stockholders entitled to vote thereon, as well as the Board of Directors. Accordingly, the Company is hereby soliciting consent from the holders of its common stock to the Proposed Amendment. The Proposed Amendment requires the consent of persons holding not less than a majority of the issued and outstanding common stock on the Record Date.

SOLICITATION, VOTING AND REVOCABILITY OF CONSENTS

         As of the Record Date, an aggregate of 29,082,975 shares of common stock were issued and outstanding. Only holders of record of common stock as of the close of business on the Record Date are entitled to consent to the Proposed Amendment. Each share of common stock is entitled to one vote. The shares of common stock for which properly executed Consents in the accompanying form are received will, if no contrary instruction is received, be deemed submitted FOR the Proposed Amendment.

         SECTION 228(c) OF THE GENERAL CORPORATION LAW OF DELAWARE REQUIRES THAT EACH CONSENT HAVE A DATED SIGNATURE OF EACH STOCKHOLDER WHO SIGNS THE CONSENT. AN UNDATED CONSENT CANNOT BE USED. In addition, under Section 228(c), none of the Consents will be effective to approve the Proposed Amendment unless Consents from holders of record on the Record Date owning the minimum number of shares required to approve such proposal have been received within the 60 day period following the first dated Consent which is received with respect to such proposal (the "Consent Solicitation Period"). The Consent card provided may be executed by the record holder or pursuant to authority given by the written proxy of any record holder.

         Any Consent given pursuant to this solicitation is considered revocable by the person giving it at any time before it is used by the Company. If, prior to the earlier of the date on which the Company has received Consents from persons holding the minimum number of shares of common stock required to approve the Proposed Amendment or the end of the Consent Solicitation Period, the Company or its transfer agent receives a written notice of revocation of a Consent or receives a duly executed Consent bearing a later date, any earlier dated consent will be revoked. If the holders of a majority of the outstanding common stock as of the Record Date approve the Proposed Amendment, TeleHubLink intends to promptly amend the Certificate of Incorporation in conformity thereto and file a certificate of amendment ("Certificate of Amendment") with the Delaware Secretary of State. The Company shall also promptly notify the stockholders who have not consented to the action taken as required by Delaware law.

         The Company will bear the cost of the solicitation of Consents by the Board of Directors. The Company may use the services of its executive officers and certain directors to solicit consents from stockholders in person and by mail, telephone and facsimile. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send Consent cards, Consent Solicitation Statements and other material to the beneficial owners of the Company's common stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is certain information as of the Record Date with respect to the ownership of common stock by (i) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Company to be the beneficial owner of more than five percent of the common stock (calculated based upon 29,082,975 shares of common stock outstanding as of the Record Date), (ii) each director and each executive officer, and (iii) directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the securities listed opposite such individual's name.

                                                      AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER (1)          OF BENEFICIAL OWNERSHIP (2)       PERCENT OF CLASS
----------------------------------------          ---------------------------       ----------------
Bruce W. Young............................                   2,893,241(3)                 9.7%
Panos Lekkas..............................                   1,951,345(4)                 6.7%
David B. Cornstein........................                   2,467,748(5)                 8.2%
Douglas A. Miller.........................                      10,000(6)                   *
Carl M. Youngman..........................                     195,000(7)                   *
Vincent Sabella...........................                      48,100(8)                   *
Stanley A. Young..........................                   4,801,882(9)                16.4%
Carol and David Smith.....................                  3,267,148(10)                11.1%
All officers and directors as a group
  (6 persons).............................             7,565,434(3) - (8)                24.3%

--------
  *   Less than one percent
(1) Unless otherwise stated, the address of each person listed is c/o TeleHubLink Corporation, One Technology Drive, Suite 135, Andover, Massachusetts 01810.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3) Includes (i) 1,865,142 shares owned by Mr. Bruce Young, (ii) options to acquire an aggregate of 720,000 shares of common stock, (iii) warrants to acquire an aggregate of 33,333 shares of common stock and (iv) 274,766 shares owned by Global Business Consultants Inc., a corporation which is wholly owned by Mr. Young and of which he serves as President. Bruce Young is not related to Stanley Young.

(4) Includes 1,751,345 shares owned by Mr. Lekkas and options to acquire an aggregate of 200,000 shares of common stock.

(5) Includes (i) 1,394,415 shares owned by Mr. Cornstein, (ii) 5,000 shares issuable upon exercise of options granted to Mr. Cornstein under the Company's 1994 Nonemployee Directors' Stock Option Plan, (iii) 415,000 shares issuable upon exercise of warrants to purchase common stock, (iv) options to acquire an aggregate of 570,000 shares of common stock and (v) warrants to acquire 83,333 shares of common stock. The address for David
      B. Cornstein is c/o Finlay Enterprises, Inc., 529 Fifth Avenue, New York, New York 10017.

(6) Includes options to acquire an aggregate of 10,000 shares of common stock. Does not include 55,000 shares issuable upon exercise of options granted to Mr. Miller, which are not exercisable within 60 days of the date hereof.

(7) Includes 150,000 shares owned by Mr. Youngman and options to acquire an aggregate of 45,000 shares of common stock. Does not include 60,000 shares issuable upon exercise of options granted to Mr. Youngman, which are not exercisable within 60 days of the date hereof.

(8) Includes 28,100 shares owned by Mr. Sabella and options to acquire an aggregate of 20,000 shares of common stock. Does not include 25,000 shares issuable upon exercise of options granted to Mr. Sabella, which are not exercisable within 60 days of the date hereof. Does not include 1,650 shares of common stock owned by Mr. Sabella's wife, as to which shares Mr. Sabella disclaims beneficial ownership.

(9) Includes (i) 676,986 shares owned directly by Mr. Stanley Young, (ii) 1,636,241 shares owned by Young Management Group, Inc., a corporation wholly owned by Mr. Young and of which he is the sole director and officer, (iii) 2,091,588 shares owned by The Young Technology Fund, a general partnership of which Mr. Young is the general partner, (iv) 177,067 shares owned by The SAY Family Limited Partnership, a limited partnership of which Mr. Young is a general partner and (v) options to acquire an aggregate of 220,000 shares of common stock. Does not include 668,133 shares of common stock owned by Mr. Young's wife, as to which shares Mr. Young disclaims beneficial ownership. Stanley Young is not related to Bruce Young. The address for Stanley Young is c/o Young Technology Fund, 24 New England Executive Park, Burlington, Massachusetts 01803.

(10) According to a Schedule 13G dated February 10, 1999 filed with the Securities and Exchange Commission by Carol Smith, Mrs. Smith owns 606,044 directly and an additional 1,099,066 shares as custodian for her minor children. In addition, David Smith, the husband of Carol Smith, acquired 942,040 shares from the Company in connection with the Company's February 1999 private placement of common stock. In addition in connection with the conversion of securities received in the Company's July 1999 private placement of debentures, (i) Blue Moon Land & Development LLC, a limited liability company of which Mr. Smith is the sole member, received 220,000 shares and warrants to purchase 200,000 shares of common stock, (ii) an additional 33,333 shares and warrants to purchase 33,333 shares of common stock were received by Carol Smith, as custodian for each of Lindsey A. Smith and Andrew Brewer Smith and (iii) 33,333 shares and warrants to purchase 33,333 shares of common stock were received by Carol and David Smith, co-trustees fbo dascas revocable utad 7/6/93. The address for Carol and David Smith is P.O. Box 2012, Santa Fe, New Mexico, 87504.

            PROPOSED AMENDMENT -- INCREASE IN AUTHORIZED COMMON STOCK
                      AND AUTHORIZATION OF PREFERRED STOCK

GENERAL

         The Board of Directors has unanimously approved, and recommended stockholder approval of, the Common Stock Amendment, which would increase the authorized common stock from 50,000,000 to 100,000,000 shares, and the Preferred Stock Amendment, which would authorize the issuance of up to 10,000,000 shares of preferred stock. The text of the Proposed Amendment, which includes both the Common Stock Amendment and the Preferred Stock Amendment, is set forth on Exhibit A attached hereto. The Proposed Amendment, if adopted, will be effected through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of

State of the State of Delaware. Such filing shall be made on such date as the Board, in its sole discretion, determines and will be effective on the date of filing.

         Notwithstanding receipt of Consents sufficient to approve the Proposed Amendment, if, for any reason, the Board of Directors deems it advisable to do so, the Company may abandon the Proposed Amendment at any time prior to the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment effecting the Proposed Amendment without further action by the stockholders of the Company.

REASONS FOR PROPOSED AMENDMENT

INTRODUCTION

         TeleHubLink's Certificate of Incorporation provides that TeleHubLink is authorized to issue 50,00,000 shares of common stock. The Board of Directors determined by resolution that it is in the best interests of TeleHubLink and its stockholders to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 and to authorize the issuance of up to 10,000,000 shares of preferred stock, and authorized an amendment to ARTICLE FOURTH of the Certificate of Incorporation to effect such changes. You are being asked to consent to the amendment to ARTICLE FOURTH of the Certificate of Incorporation, set forth in Exhibit A to this Consent Solicitation Statement.

         On April 12, 2001, there were 29,082,975 shares of TeleHubLink common stock issued and outstanding, 6,402,868 shares of common stock reserved for exercise of warrants, 3,592,167 shares of common stock reserved for issuance upon exercise of stock options, 3,164,557 shares of common stock reserved for issuance upon conversion of a $2,500,000 convertible promissory note ("Convertible Note") and 14,556,962 shares reserved for issuance in respect of anti-dilution provisions relating to certain outstanding securities of the Company, assuming a market price of our common stock equal to $0.79, the closing price thereof on the OTC Bulletin Board on April 18, 2001. The closing stock price on May 15, 2001 was $0.38 per share.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

         COMMON STOCK AMENDMENT. Recognizing the Company's immediate need for financing and its obligation to issue shares upon conversion of the Convertible Note and additional shares pursuant to certain anti-dilution requirements, the Company is seeking to amend its Certificate of Incorporation to provide for the authorization of up to 100,000,000 shares of common stock. The Common Stock Amendment, if implemented, would rectify an existing shortage of authorized and unissued shares of common stock which would be needed, principally as a result of our recent stock price levels, to satisfy both the conversion of the Convertible Note into common stock and anti-dilution provisions relating to certain outstanding securities of the Company. In the opinion of TeleHubLink's Board of Directors, the additional authorized shares of common stock will benefit TeleHubLink by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed) to issue additional shares of common stock from time to time to respond to financial and business needs and opportunities as they arise, to issue shares upon conversion of the Convertible Note and pursuant to anti-dilution provisions of certain outstanding securities, or for other proper corporate purposes. These needs, opportunities and purposes might include, for example, obtaining capital funds through public and private offerings of shares of common stock or of securities convertible into shares of common stock and using shares of common stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board of Directors, in its discretion, could in the future declare stock splits or stock dividends or, subject to stockholder approval, increase, establish, or extend stock option and other stock award plans. TeleHubLink may evaluate potential acquisitions from time to time; however, TeleHubLink has no present arrangements or agreements with respect to possible acquisitions or financings. No stock splits, dividends or other actions requiring the availability of the additional authorized shares of common stock are currently planned. The Company's ability to issue shares in the future is limited by restrictive covenants in favor of the holder of the Convertible Note.

         Increasing the number of authorized shares of common stock will not have any immediate effect on the rights of current stockholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of those issuances (except as may be required by applicable law or stock exchange requirements). If the Board of Directors determines that an issuance of shares of TeleHubLink common stock is in the best interests of TeleHubLink and its stockholders, the issuance of additional shares could have the effect of diluting the earnings per share or book value per share of the outstanding shares of common stock or the stock ownership or voting rights of a stockholder. The holders of TeleHubLink common stock have no preemptive right to purchase any of the additional shares of common stock when issued.

         PREFERRED STOCK AMENDMENT. The Company's Certificate of Incorporation does not currently authorize the issuance of shares of preferred stock. The Preferred Stock Amendment would vest in the Board of Directors the authority (without further action by the stockholders) to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix, by resolution, the voting powers, designations, preferences and relative, optional or other special rights thereof, including the liquidation preferences and the dividend, conversion and redemption rights of each such series.

         Although the Company has no present intent to issue preferred stock, the Board of Directors believes that the authorization of the preferred stock is in the best interests of the Company and its stockholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible fundings of product development programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of preferred stock without further stockholder action (except as otherwise required by law or the rules of any stock exchange on which the Company's securities may then be listed). It is not possible to determine the actual effect of the preferred stock on the rights of the stockholders of the Company until such time as the Board of Directors determines the rights of the holders of a series of preferred stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the common stock, (ii) dilution of voting power to the extent that the holders of shares of preferred stock are given voting rights, (iii) dilution of the equity interests and voting power of holders of common stock if the preferred stock is convertible into common stock and (iv) restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution of the Company and until the satisfaction of any liquidation preference to the holders of preferred stock.

POTENTIAL ANTI-TAKEOVER EFFECTS

         COMMON STOCK AMENDMENT. The increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control of TeleHubLink without further action by the stockholders. Subject to applicable law and stock exchange requirements, TeleHubLink could issue shares of authorized and unissued common stock in one or more transactions that would make a change of the control of TeleHubLink more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of common stock or the stock ownership and voting rights of a person seeking to obtain control of TeleHubLink.

         PREFERRED STOCK AMENDMENT. The Board of Directors will make any determination to issue shares of preferred stock based upon its judgment as to the best interests of the stockholders of the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of preferred stock (within the limits imposed by applicable law and the rules of any stock exchange on which the Company's securities may then be listed) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the stockholders of the Company, the issuance of shares of preferred stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of preferred stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of common stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such person or entity not to be in the best interests of the stockholders and the Company. Such issuance of preferred stock could also have the effect of diluting the earnings per share and book value per share of the common stock held by the holders of common stock.

         TeleHubLink is not aware of any pending or proposed transaction involving a change of control of TeleHubLink.

NO APPRAISAL RIGHTS RELATING TO PROPOSED AMENDMENT

         Under Section 262 of the Delaware General Corporation Law, you are not entitled to appraisal rights, whether or not you consent to the Proposed Amendment.

         THE BOARD OF DIRECTORS BELIEVE THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT.

                           By order of the Board of Directors,


                           Carl M. Youngman
                           Secretary

                                                                       EXHIBIT A


         This amendment amends the Certificate of Incorporation of the Corporation by deleting Article FOURTH thereof and substituting therefor a new Article FOURTH, which reads in its entirety as follows:

         "FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 110,000,000 shares, of which 100,000,000 shares shall be common stock, par value $0.01 per share, and 10,000,000 shares shall be preferred stock, par value $0.01 per share.

         The preferred stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of preferred stock. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determining the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

                  (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of preferred stock;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

                  (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative."

[TELEHUBLINK
   LOGO]

                             TELEHUBLINK CORPORATION
                              ONE TECHNOLOGY DRIVE
                                    SUITE 135
                          ANDOVER, MASSACHUSETTS 01810

                                     CONSENT

          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of record of TeleHubLink Corporation ("TeleHubLink" or the "Company") on April 12, 2001, hereby consents, pursuant to
Section 228 of the Delaware General Corporation Law, with respect to all shares of common stock, par value $.01 per share, of the Company held by the undersigned, to the following action without a meeting, without prior notice and without a vote.

TELEHUBLINK STRONGLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY CONSENT TO THE PROPOSED AMENDMENT DESCRIBED IN THE CONSENT SOLICITATION STATEMENT OF THE COMPANY DATED MAY 17, 2001, PROVIDING FOR:

            (Continued and to be signed and dated on the other side)

     Please date, sign and mail your consent card back as soon as possible!

                                    CONSENT
                            TELEHUBLINK CORPORATION
                                  MAY 17, 2001

                Please Detach and Mail in the Envelope Provided

          o Approval of the proposed amendment to TeleHubLink's Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 and to authorize the issuance of up to 10,000,000 shares of preferred stock of the Company to be issued from time to time in such amounts and with such designations as may be authorized by the Board of Directors.

         CONSENT [____]    CONSENT WITHHELD [____]            ABSTAIN [____]

         If no space is marked above with respect to the proposed amendment, the undersigned will be deemed to consent to such amendment.

PLEASE SIGN, DATE, AND RETURN THIS CONSENT CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign below exactly as your name appears on your share certificate(s). When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. If the signatory is a partnership, please sign in the partnership name by an authorized person.

                                         __________________________________
                                         Number of Shares Held

                                         __________________________________     __________________________________
                                         Name (Print)                           Name (Print) (if held jointly)
Dated:
      _____________________________      __________________________________     __________________________________
                                         Signature                              Signature (if held jointly)

                                         __________________________________     __________________________________
                                         Address                                Address

                                         __________________________________     __________________________________
                                         (City, State, Zip)                     (City, State, Zip)